FOR MORE INFORMATION, CONTACT:

Investors	News Media
Nathan Speicher	Mike Barger
Office: (210) 255-6027	Office: (210) 255-6824
nathan.speicher@kci1.com	mike.barger@kci1.com

CENTAUR GUERNSEY L.P. INC. Announces Date of its Second Quarter and First Half of 2014
Earnings Release and Conference Call

San Antonio, Texas-July 24, 2014-Centaur Guernsey L.P. Inc. today announced that it will release its second quarter and first half of 2014 financial results and host an investor conference call on Tuesday, July 29, 2014. The conference call will begin at 11:00 a.m. EDT and the financial results will be available on SyndTrak, Intralinks and the SEC's website at www.sec.gov ahead of the call.

Participants are encouraged to dial into the conference call at least 10 minutes before the call is scheduled to begin. The dial-in numbers for this conference call are as follows:

Domestic Dial-in Number:	(877) 537-8066
International Dial-in Number:	+706-634-7494
Conference ID Number:	73480282

For those unable to attend the conference call, an archive of the conference call will be available until August 29, 2014. The archived conference call can be accessed by dialing (855) 859-2056 or (404) 537-3406 and providing the Conference ID number 73480282.